UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2014

SIGMABROADBAND CO.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

Georgia (State or other jurisdiction of incorporation)	333-191426 (Commission File Number)	46-1289228 (IRS Employer Identification No.)

2690 Cobb Parkway Suite A5 Atlanta, Georgia (Address of principal executive offices)	33080 (Zip Code)

Registrant’s telephone number, including area code (800)545-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.06. Change in Shell Company Status.

The Board of Directors of SigmaBroadband Co., a Georgia corporation (the “Company”), has re-assessed the Company’s status as a shell corporation and no longer deems the Company to be a shell. The Board of Directors has made this decision based upon the fact that the Company has over $10,000,000 in assets. Specifically, the Company has acquired $10,000,000 in telecommunications equipment as indicated in prior SEC filings.

Pursuant to 17 CFR §240.12b-2 and Rule 144(i)(1)(i). The term “shell company” means that a company has:

(1)	No or nominal operations; and

(2)	Either:

(i)	No or nominal assets;
(ii)	Assets consisting solely of cash and cash equivalents; or
(iii)	Assets consisting of any amount of cash and cash equivalents and nominal other assets.

In order for a company to “cure” its shell status under Rule 144(i)(2), a company: must no longer be a shell company as defined in Rule 144(i)(1); must have filed all reports (other than 8-K reports) required under the Securities Exchange Act of 1934 for the preceding twelve(12) months (or for a shorter period that the issuer was required to file such reports and materials); and must have filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1).

SigmaBroadband Co. now owns substantial assets in the form of telecommunications equipment valued at $10,000,000 and therefore no longer falls within the purview of Rule 144(i)(1). The Company has filed all of its required reports, and will indicate its change in status on its next form 10 filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2014	SIGMABROADBAND CO. By: /s/ Jeffery A. Brown Jeffery A. Brown President, Secretary, Principal Executive Officer and Director

Date: November 6, 2014	SIGMABROADBAND CO. By: /s/ Timothy D. Valley Timothy D. Valley Chief Financial Officer and Principal Accounting Officer